Exhibit 23



                    Consent of Independent Public Accountants
                    -----------------------------------------


         As independent public accountants, we hereby consent to the inclusion herein of our reports for Thermo Cardiosystems Inc. dated May 2, 1997 (except with respect to the matter discussed in Note 12, as to which the date is May 9, 1997) and for International Technidyne Corporation dated February 5, 1997 (except with respect to the matter discussed in Note 7, as to which the date is March 29, 1997) included in or made a part of this Form 8-K/A.


                                                 Arthur Andersen LLP



    Boston, Massachusetts
    May 29, 1997